Exhibit 4.1

EXECUTION COPY

NEW MEXICO GAS COMPANY, INC.

$200,000,000 4.87% Senior Secured Notes due February 8, 2021

NOTE PURCHASE AGREEMENT

Dated February 8, 2011

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

iii

Schedules & Exhibits

Schedule A	--	Information Relating to Purchasers
Schedule B	--	Defined Terms
Schedule 5.3	--	Disclosure Materials
Schedule 5.5	--	Financial Statements
Schedule 5.8	--	Litigation
Schedule 5.11	--	Licenses, Permits, Etc.
Schedule 5.12	--	Postretirement Benefit Obligations
Schedule 5.15	--	Existing Indebtedness and Future Liens
Schedule 10.1	--	Affiliate Transactions
Schedule 10.4	--	Existing Liens
Exhibit 1.1	--	Form of Senior Secured Note
Exhibit 1.2(a)	--	Form of Amended and Restated Guarantee and Collateral Agreement
Exhibit 1.2(b)	--	Form of Mortgage
Exhibit 4.4(a)	--	Form of Opinion of Special New York Counsel for the Company
Exhibit 4.4(b)	--	Form of Opinion of Special Counsel for the Purchasers
Exhibit 4.4(c)	--	Form of Opinion of Special New Mexico Counsel for the Company
Exhibit 4.4(d)	--	Form of Opinion of Special Delaware Counsel for the Company
Exhibit 4.4(e)	--	Form of Opinion of Special Regulatory Counsel for the Company
Exhibit 4.6	--	Form of Intercreditor Agreement
Exhibit 4.7	--	Form of Mortgagee Title Insurance Policy

v

NEW MEXICO GAS COMPANY, INC.

$200,000,000 Senior Secured Notes due February 8, 2021

February 8, 2011

To Each of The Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

NEW MEXICO GAS COMPANY, INC., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.	Authorization of Notes; SECURITY FOR THE NOTES.
1.1.	Authorization of Notes.

The Company will authorize the issue and sale of $200,000,000 aggregate principal amount of its 4.87% Senior Secured Notes due February 8, 2021 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Exhibit 1.1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.	Security for the Notes.

The Notes will be secured by the Collateral on the terms set forth in the Collateral Documents, including, inter alia, (a) the Amended and Restated Guarantee and Collateral Agreement, dated as of January 30, 2009, as amended and restated, as of February 8, 2011, made by the Company in favor of the Collateral Agent, in the form of Exhibit 1.2(a) hereto (as amended, restated, modified, extended, renewed, replaced or supplemented from time to time, the “Guarantee and Collateral Agreement”), and (b) that certain Amended and Restated Line of Credit Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of February 8, 2011, by and between the Company and the Collateral Agent (a copy of which Mortgage, as so amended, is attached hereto as Exhibit 1.2(b)), creating a valid and enforceable first priority mortgage Lien on the Mortgaged Property (subject only to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”).

2.	Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103-3178, at 9:00 a.m., local time, at a closing (the “Closing”) on February 8, 2011 (the “Closing Date”).  On the Closing Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the order of the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________], Wells Fargo Bank, 200 Lomas Blvd NW, Albuquerque, New Mexico 87102, ABA No. 121000248.  If, on the Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company contained in this Agreement, and the representations and warranties of each Obligor in the other Finance Documents shall be correct when made and on the Closing Date.

4.2.	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement and in the other Finance Documents as required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3 or 10.4 had such Sections applied since such date.

4.3.	Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, (i) attaching a certified copy of the articles of incorporation of the Company and a true and correct copy of the by-laws of the Company, (ii) certifying as to the resolutions attached thereto and other corporate or equivalent proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Finance Documents to which the Company is a party, and (iii) certifying the names and true signatures of the officers of the Company authorized to sign the Finance Documents to which the Company is a party.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Cravath, Swaine & Moore LLP, special New York counsel for the Company, in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, in the form set forth in Exhibit 4.4(b), (c) from Keleher & McLeod, P.A., special New Mexico counsel for the Company, in the form set forth in Exhibit 4.4(c) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (d) from Richards, Layton & Finger, P.A., special Delaware counsel for the Company, in the form set forth in Exhibit 4.4(d) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (e) from Steptoe & Johnson LLP, special regulatory counsel for the Company, in the form set forth in Exhibit 4.4(e) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

4.5.	Credit Agreement.

Such Purchaser shall have received a fully executed copy of the Credit Agreement and all agreements executed pursuant thereto, including all amendments or other modifications to each of the foregoing, accompanied by an Officer’s Certificate certifying that such copies are true, correct and complete copies thereof.

4.6.	Intercreditor Agreement.

Such Purchaser shall have received (a) the Intercreditor Agreement, dated as of the Closing Date, duly executed and delivered by the Administrative Agent, the Collateral Agent and each of the other Purchasers in substantially the form attached hereto as Exhibit 4.6 and (b) the Consent of Grantors, dated as of the Closing Date, duly executed and delivered by the Company in substantially the form attached to the Intercreditor Agreement, and the Intercreditor Agreement and such Consent of Grantors shall be in full force and effect.

4.7.	Other Collateral Documents.

Such Purchaser shall have received the following:

(a)the Guarantee and Collateral Agreement duly executed by the Company, the Administrative Agent and the Collateral Agent;

(b)the Mortgage duly executed by the Company and the Collateral Agent;

(c)the results of a recent UCC lien search with respect to each of the Obligors;

(d)copies of proper financing statements, to be duly filed on or before the Closing Date under the UCC of all jurisdictions that such Purchaser may reasonably deem necessary or desirable to perfect the Liens created under the Guarantee and Collateral Agreement, covering the Collateral described in the Guarantee and Collateral Agreement; and

(e)a mortgagee title insurance policy substantially in the form of Exhibit 4.7.

4.8.	Insurance.

Such Purchaser shall have received certificates of insurance, naming (a) the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained by the Company with respect to the assets and properties of the Obligors that constitute Collateral and (b) each “First Lien Secured Party” (as such term is defined under the Intercreditor Agreement) as an additional insured party under all casualty insurance policies maintained by the Company with respect to the assets and properties of the Obligors that constitute Collateral.

4.9.	Purchase Permitted By Applicable Law, Etc.

On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser in advance of the Closing Date, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.10.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser (or to other Persons substituted therefor pursuant to Section 21 or as otherwise arranged by the Company; provided that such Person is not an Affiliate of the Company) and each other Purchaser (or Person) shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.11.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing Date.

4.12.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.13.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.14.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.15.	NMPRC Consent.

Such Purchaser shall have received evidence reasonably satisfactory to it that the NMPRC has consented to the issuance and sale of the Notes by the Company.

4.16.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	Representations and Warranties of the Company.,

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver, and perform its Obligations under the Finance Documents to which it is a party.

5.2.	Authorization, Etc.

The Finance Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Note for which the Company has received payment in full and each other Finance Document will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company, through its agent, RBC Capital Markets, has delivered to each Purchaser a copy of the Confidential Information Memorandum, dated November 2010 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company.  This Agreement, the Memorandum and the documents, certificates or other writings (including supplements thereto) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to December 10, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2009, there has been no change in the financial condition, operations, business, properties or prospects of the Company, except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.4.	No Subsidiaries.

As of the date of this Agreement and as of the Closing Date, the Company has no Subsidiaries.

5.5.	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material off-balance sheet items that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Finance Documents to which it is a party and the consummation of the transactions contemplated herein will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its respective properties may be bound or affected (other than Liens pursuant to the Collateral Documents or such breach or default as may have been waived or otherwise approved pursuant to such indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with (a) the execution, delivery or performance by, or enforcement against, the Company of this Agreement, the Notes or any other Finance Document, (b) the grant by the Company of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents to the extent required by the Collateral Documents, or (d) the priority of such Liens required under the Finance Documents, in each case, other than (i) as have been obtained or made, (ii) may be required in connection with the exercise of remedies or sale of Collateral by the Collateral Agent or any Secured Parties pursuant to the Finance Documents, (iii) in the case of the perfection of any security interest, the registrations or filings required by the Collateral Documents, including the filing of uniform commercial code financing statements and continuation statements in the appropriate jurisdictions, the recording of mortgages in the appropriate jurisdictions and the filing of appropriate security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (iv) any post-closing notice filings required pursuant to the NMPRC approval, (v) in connection with the creation of any Subsidiary as required by the NMPRC and (vi) in connection with any future Subsidiary becoming a Guarantor as may be required by the NMPRC.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a)Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws and any of the laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Company has filed all material tax returns that are required to have been filed in any jurisdiction or has requested extensions thereof, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent (taking into account any applicable extensions), except for any taxes and assessments (i) the failure of which to pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2006.

5.10.	Title to Property; Leases.

The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that, individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, Etc.

(a)Except as disclosed in Schedule 5.11, the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the knowledge of the Company, the Company is not infringing in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

5.12.	Compliance with ERISA.

(a)The Company and each ERISA Affiliate have operated and administered each Plan (other than a Multiemployer Plan) in compliance with the applicable provisions of ERISA and the Code except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as could not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than an amount, either in the case of any single such Plan or in the aggregate for all such Plans, that could reasonably be expected to result in a Material Adverse Effect.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.  The contingent liability of the Company and its ERISA Affiliates for a withdrawal from each Multiemployer Plan, individually or when aggregated with the contingent liabilities for withdrawals from all such Multiemployer Plans, could not reasonably be expected to result in a Material Adverse Effect.

(d)Other than as set forth in Schedule 5.12, the Company has no Material accumulated postretirement benefit obligations (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60 (without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code)).

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder does not constitute a “prohibited transaction” under section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 50 other Institutional Investors (as defined in clause (c) to the definition of such term), each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay $200,000,000 in aggregate principal amount of the Term Loan under the Credit Agreement. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness; Future Liens

(a)Except as described therein, Schedule 5.15 sets forth a complete and correct list of any instrument, document or agreement governing Indebtedness of the Company as of February 4, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and any Contingent Obligations in respect thereof, if any), since which date through the date of this Agreement there has been no Material change in the amounts (other than, in the case of the Credit Agreement, borrowings under the revolving credit facility provided therein), interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, the Company has not entered into an agreement providing for any of its property, whether now owned or hereafter acquired, to be subject to a Lien in the future not permitted by Section 10.4.

(c)The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the limitations and restrictions set forth in the documents identified in Schedule 5.15.

5.16.	Foreign Assets Control Regulations, Etc.

(a)Neither the Company nor any Affiliated Entity (i) is a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) engages in any dealings or transactions with any such OFAC Listed Person, or (iii) is a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (A) any OFAC Listed Person or (B) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Burma, Syria and North Korea (each OFAC Listed Person and each other entity described in clause (iii), a “Blocked Person”).

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.

5.17.	Status under Certain Statutes.

(a)The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the Federal Power Act, as amended.

(b)The Company has complied, and is in compliance with, (i) the New Mexico Public Utility Act, NMSA 1978, §62-3-1, et seq. and applicable regulations and orders promulgated by the NMPRC (the “New Mexico Laws”) and the Natural Gas Acts, and (ii) any other law or order applicable to it as a public utility or gas utility, except in each case for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)The Company is not subject to regulation as a public utility except (i) the Company is (and any Subsidiary acquired or formed by it after the Closing Date may be) subject to regulation as a public utility under New Mexico Laws and is subject to limited regulation under the Natural Gas Acts consistent with its Hinshaw exemption under Section 1(c) of the Natural Gas Acts and its status as a local distribution company, or (ii) as could not reasonably be expected to have a Material Adverse Effect.

5.18.	Environmental Matters.

(a)The Company has not received any written notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its respective real properties now or formerly owned, leased or operated by it or other assets for which the Company would be responsible, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)The Company has no knowledge of any facts which could reasonably be expected to give rise to any claim, public or private, against the Company alleging any violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials except in compliance with Environmental Laws in each case such as could not reasonably be expected to result in a Material Adverse Effect.

(d)All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.	Collateral Documents.

On and after the Closing Date, each of the Collateral Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable (and, to the extent perfection thereof can be accomplished pursuant to the filings or other actions required by the Collateral Documents and such perfection is required by the Collateral Documents, perfected) security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the right of all third Persons and subject to no other Liens (except that the Collateral may be subject to Liens permitted by this Agreement relating thereto), in favor of the Collateral Agent, as the case may be, for the benefit of the Secured

Parties. No filings or recordings are required in order to perfect the security interests created under any Collateral Documents that are required by the Collateral Documents to be perfected except for filings or recordings which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

6.	Representations of the Purchasers.
6.1.	Purchase for Investment.

Each Purchaser severally represents that it is a Qualified Institutional Buyer purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds that are Qualified Institutional Buyers, in each case for which it manages some or all of the investments thereof, for investment, and not as a nominee or agent for any other Person and not with a view to the distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

6.3.	Investigation

Each Purchaser represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes. Each Purchaser is able to fend for itself in the transactions contemplated by the Memorandum. The financial position of each Purchaser is such that it can afford to bear the economic risk of holding the Notes. Each Purchaser can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of each Purchaser in financial and business matters is such that it is capable of evaluating the merits and risks of the investment in the Notes. Each Purchaser acknowledges that no representations, express or implied, are being made with respect to the Company, any Subsidiaries, the Notes or otherwise, other than those expressly set forth herein or contemplated hereby.

6.4.	Acknowledgement of Resale Restrictions

Each Purchaser understands that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if prior to the expiration of the applicable holding period specified in Rule 144(k) of the Securities Act such Purchaser decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to any other exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company or one of its Subsidiaries, in each of cases (i) though (v) in accordance with any applicable securities laws of any state of the United States.

6.5.	Securities Legend

Each Purchaser understands that the Notes will, until the expiration of the applicable holding period set fort in Rule 144(k) of the Securities Act, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY  THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY OR AN OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH AN APPLICABLE SECURITIES LAWS OF AN STATE OF THE UNITED STATES.

7.	Information as to Company.,
7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)Quarterly Statements -- within 45 days after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such Fiscal Quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries, for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10-Q available on “EDGAR” or on its home page on the worldwide web (at the date of this Agreement located at:  http://www.nmgco.com) or posted on the Company’s behalf on IntraLinks or another relevant website, if any, to which such holder has access and shall have given each such holder prior notice of such availability on EDGAR or any successor thereto or on its home page, IntraLinks or other relevant website, in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)Annual Statements -- within 90 days after the end of each Fiscal Year of the Company, duplicate copies of:

(i)a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such Fiscal Year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for such Fiscal Year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;

(c)SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each written financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, if any, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto, if any, filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made delivery of such information if it shall have made Electronic Delivery thereof;

(d)Sarbanes Oxley and Scope -- Notwithstanding the foregoing Sections 7.1(a), (b) and (c), (i) no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required, (ii) nothing contained in this Agreement shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute, and (iii) in no event will the Company be required by Sections 7.1(a) and (b) to provide any additional information beyond the scope and type included in the Memorandum.

(e)Parent Guarantor -- In the event that any direct or indirect parent company of the Company Guarantees the Notes pursuant to a Guarantee, the Company may satisfy its obligations with respect to financial information relating to the Company by furnishing consolidated financial information relating to such parent; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its subsidiaries on a standalone basis, on the other hand.

(f)Notice of Default or Event of Default -- promptly, and in any event within 3 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(g)ERISA Matters – promptly after the occurrence of any of the following events that, alone or together with any of the other events listed in this Section 7.1(g), could reasonably be expected to result in a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan (other than a Multiemployer Plan), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the institution by PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan (other than a Multiemployer Plan), or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that results in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions;

(h)Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and

Form 10‑K, if applicable) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate substantially concurrent delivery of such certificate to each holder of Notes):

(a)Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3, 10.4, 10.5 and 10.7 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

(b)Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

(c)Material Subsidiaries; Principal Credit Facility – (i) a list of all Material Subsidiaries of the Company as of the last day of the fiscal quarter then most recently ended, and (ii) a statement of whether any additional Subsidiaries have become borrowers under or guarantors of any Principal Credit Facility since the date of the audited financial statements referred to in Section 5.5 or the most recent report delivered pursuant to this Section 7.2, as the case may be, and, if any such change has occurred, specifying which Subsidiaries have become obligors with respect to such Principal Credit Facility, whether they have become borrowers thereunder or guarantors thereof and the date on which they became borrowers or guarantors; and

(d)Reconciliation of Financial Statements – an explanation of the changes to the financial statements delivered pursuant to Sections 7.1(a) and 7.1(b) that would be necessary (i) if the consolidation reflected in such financial statements were based on the Company and all Subsidiaries, rather than the Company and its Consolidated Subsidiaries and, (ii) solely for the purposes of Section 7.2(a), to reflect the use of GAAP as in effect on the date of this Agreement.

7.3.	Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during customary business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to (i) visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom (it being understood that such copies and extracts are to be held in confidence as provided in Section 20) and (ii) discuss their respective affairs, finances and accounts with their respective officers, all at such times and as often as may be requested.

8.	Payment and Prepayment of the Notes.
8.1.	Maturity.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayments in Connection with a Change of Control.

(a)Notice of Change of Control.  Unless the Company has exercised its right to redeem all of the outstanding Notes pursuant to Section 8.2, the Company will, within 30 days after a Change of Control, give written notice of such Change of Control to each holder of Notes unless written notice of such Change of Control shall have been given pursuant to Section 8.3(b).  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(b) (and shall be accompanied by the certificate described in Section 8.3(e)).

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.3(a) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”).  Such date shall be not less than 30 days and not more than 60 days after the date of such offer (or if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day that falls on or next following the 40th day after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be made on the Proposed Prepayment Date at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment, but, in any case, without any Make-Whole Amount.

(e)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3 and that failure by a holder to respond to such offer by the deadline established in Section 8.3(c) shall result in such offer to such holder being deemed rejected; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

(f)Notice Concerning Status of Holders of Notes.  Promptly after the Proposed Prepayment Date and the making of all prepayments contemplated on such Proposed Prepayment Date under this Section 8.3 (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

(g)Other Considerations.  Notwithstanding Section 8.3(a), the Company shall not be required to make the offer to prepay made pursuant to this Section 8.3 upon a Change of Control if (i) a third party makes such an offer contemporaneously with or upon a Change of Control in compliance with the requirements of this Agreement for such an offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such offer or (ii) a notice of prepayment has been given pursuant to Section 8.2, unless and until there is a default in the payment of the applicable principal, interest and Make-Whole Amount.  Any offer to prepay made pursuant to this Section 8.3 may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making such an offer; provided that such prepayment must be made on or prior to the Proposed Prepayment Date specified in any offer to prepay the Notes pursuant to clause (i) above or the date fixed for prepayment pursuant to clause (ii) above, or thereafter any holder of Notes shall have the right to withdraw any Notes tendered in response to such offer to prepay the Notes pursuant to this clause (g).

8.4.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  The Company will promptly cancel all Notes acquired by it or by any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50%  over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical

Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.8.	Offers to Repurchase by Application of Excess Proceeds

In the event that, pursuant to Section 10.7, the Company shall be required to commence an Excess Proceeds Offer, the Company shall follow the procedures specified below.

(a)Within the period required by Section 10.7, the Company shall give written notice to each holder of Notes stating that (i) it is required, pursuant to Section 10.7, to commence an Excess Proceeds Offer, (ii) such written notice contains and constitutes an irrevocable offer to prepay pursuant to this Section 8.8, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Excess Proceeds received by the Company as of the date of such offer (specifying the respective amounts of such Ratable Portion and such Excess Proceeds) and (iii) upon acceptance by such holder, it will prepay such Ratable Portion on the date (the “Excess Proceeds Prepayment Date”) specified in such notice, which shall be a Business Day not less than 15, and not more than 45, days after the date of such notice, together with accrued interest on the principal amount so to be prepaid (specifying the amount thereof).  Such written notice shall also set forth a brief description of the Asset Sales giving rise to such offer and a computation, in reasonable detail, of the Excess Proceeds that are the subject of such offer.

(b)To accept such Excess Proceeds Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 5 days prior to the Excess Proceeds

Prepayment Date, provided, that failure to accept such offer in writing by such date shall be deemed to constitute a rejection of the Excess Proceeds Offer.  If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s Ratable Portion of the Excess Proceeds) shall be due and payable on the Excess Proceeds Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with accrued interest on such principal amount then being prepaid accrued (and unpaid) to the Excess Proceeds Prepayment Date.

(c)Promptly after the Excess Proceeds Prepayment Date, the Company shall deliver to each holder of Notes an Officers’ Certificate (i) containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time and (ii) stating the aggregate principal amount of Notes or portions thereof accepted pursuant to the Excess Proceeds Offer.

9.	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.6, the Company will, and will cause each of its Subsidiaries to, comply with all Laws, orders, writs, injunctions and decrees, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Laws, orders, writs, injunctions and decrees, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

(a)The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, (i) of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, (ii) providing for not less than 30 days (or 10 days notice in the case of non-payment of premiums) prior notice to the Collateral Agent of termination, lapse or cancellation of such insurance and (iii) naming the Collateral Agent and each “First Lien Secured Party” (as such term is defined in the Intercreditor Agreement) as an additional insured party with respect to casualty insurance and the Collateral Agent as a loss payee with respect to property insurance.

(b)The provisions of this Section 9.2 shall be deemed supplemental to, but not duplicative of, the provisions of any Collateral Documents that require the maintenance of insurance.

9.3.	Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect, or cause to be maintained, preserved and protected, all of its properties and equipment necessary in the operation of its business in good working order and condition, (other than ordinary wear and tear and damage by fire or other casualty or taking by condemnation), (b) make all necessary repairs thereto and renewals and replacements thereof, and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except, in the case of clauses (a), (b) and (c) above, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes, Claims and Material Indebtedness.

The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent (taking into account any applicable extensions) and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any of its Subsidiaries, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and the corporate or other applicable existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary) and all rights, privileges, permits, licenses and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other applicable existence, right, privilege, permit, license or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6.	Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain such books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.	Guarantors; Additional Collateral; Release of Collateral.

(a)The Company will cause each Subsidiary that is or becomes a borrower or guarantor under or in respect of any Principal Credit Facility to become a Guarantor, prior to or concurrently with so becoming a borrower or a guarantor as aforesaid, by causing such Person (a “Guarantor”), at the Company’s expense, to execute and/or deliver to each holder of Notes, to the extent not prohibited by applicable law and subject to the provisions of the Intercreditor Agreement:

(i)(A) an Assumption Agreement in substantially the form of Annex 1 to the Guarantee and Collateral Agreement pursuant to which such Subsidiary shall agree, inter alia, to guarantee the Obligations and otherwise be bound by the terms and provisions of the Guarantee and Collateral Agreement, or (B) a guarantee agreement otherwise in form and substance reasonably satisfactory to the Required Holders;

(ii)copies of the Organizational Documents of such Guarantor, resolutions of the board of directors (or other similar governing body) of such Guarantor authorizing its execution and delivery of the Subsidiary Guaranty and the relevant Collateral Documents by such Guarantor and the transactions contemplated thereby, and specimen signatures of authorized officers of such Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Guarantor);

(iii)Collateral Documents or amendments or joinders thereto (as applicable), as may be necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in, and Lien upon, the property and assets of such Guarantor in accordance with the terms of the Finance Documents (and cause the parent company of such Guarantor to pledge all Equity Interests in and of such Guarantor; provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any Foreign Subsidiary be required to be so pledged);

(iv)deliver to the Collateral Agent the certificates (if any) representing the pledged Equity Interests issued or held by such Guarantor, together with undated stock powers, executed in blank, and take such other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein; and

(v)an opinion of counsel to such Guarantor with respect to the Subsidiary Guaranty and the relevant Collateral Documents executed by such Guarantor, which opinion may be subject to customary qualifications and limitations, to the effect that: (A) the applicable Subsidiary Guaranty has been duly executed and authorized, (B) such Subsidiary Guaranty constitutes a valid, binding and enforceable obligation of such Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity and (C) except as could not reasonably be expected to result in a Material Adverse Effect, the execution, delivery and performance by the Guarantor of the Subsidiary Guaranty will not (1) contravene, result in any breach of, or constitute a default under any corporate charter or by-laws or similar organizational documents of such Guarantor, (2) conflict with or result in a breach of the express terms or conditions of material Indebtedness of the Company or such Guarantor, or (3) violate any provision of any Federal or state (which may be limited to the state(s) in which such counsel is admitted to practice) statute or other rule or regulation.

(b)Upon (i) delivery to the Company of a consent executed by the Required Holders with respect to a Guarantor (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), (ii) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of a Guarantor, after which such Guarantor is no longer a Subsidiary or a Permitted Joint Venture, or (iii) the sale or disposition of all the assets of such Guarantor, which sale, exchange, transfer or disposition is made in compliance with the applicable provisions of Section 10.2 (but only if such Guarantor will not be a guarantor of obligations outstanding under the Credit Agreement after giving effect to such transaction), such Person shall automatically be released as a Guarantor under the Subsidiary Guaranty to which it is a party with effect from the date of such event under clause (i), (ii) or (iii) and all Liens securing the Notes on the assets and Equity Interests of such Person granted by the Company or any of its Subsidiaries pursuant to the Collateral Documents shall automatically be released (but only if, in the case of clause (ii) or (iii), the equivalent Liens securing obligations outstanding under the Credit Agreement have been or are concurrently released). If any Event of Default has occurred and is continuing, then substantially concurrently with the delivery by the Company to the Collateral Agent of any request to release any Collateral from the Lien of the Guarantee and Collateral Agreement in connection with any of the actions referred to in clauses (ii) and (iii), the Company shall deliver a copy of such request to each holder of Notes.

(c)The Liens on the Collateral (or such portion thereof) securing the Notes granted by the Company or any Subsidiary (as applicable) pursuant to the Collateral Documents shall be automatically and immediately released to the extent set forth in a written consent executed by the Required Holders (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

(d)Upon the sale or other disposition by the Company or any Subsidiary of any of its assets or Equity Interests (i) in a transaction permitted by Section 10.7 or (ii) in a transaction not prohibited by this Agreement at the time of such sale or disposition, the Liens on such assets or Equity Interests (or such portion thereof) securing the Notes granted by the Company or any Subsidiary (as applicable) pursuant to the Collateral Documents shall be automatically and immediately released, it being understood that to the extent such Collateral is transferred to an Obligor, such Collateral shall be added to the Collateral securing the Notes to the extent and in the manner and on such timeframes required by the terms of this Agreement and the other Finance Documents.  For the avoidance of doubt, a transaction described in clause (h), (i) or (j) of the definition of “Asset Sale” will not constitute a sale or other disposition for the purposes of this Section 9.7(d). If any Event of Default has occurred and is continuing, substantially concurrently with the delivery by the Company to the Collateral Agent of any request to release any Collateral from the Lien of the Guarantee and Collateral Agreement in connection with any of the actions referred to in this Section 9.7(d), the Company shall deliver a copy of such request to each holder of Notes.

(e)At such time as the Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been paid in full, (i) the Collateral shall be released from the Liens securing the Notes granted pursuant to the Collateral Documents, and (ii) all obligations (other than those expressly stated to survive such termination) under the Collateral Documents of the Collateral Agent, the Company and each Guarantor to the holders of the Notes shall terminate, in the case of clause (i) and (ii) above, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of the Company or any Guarantor following any such termination, the Collateral Agent shall, and is hereby authorized by the holders of the Notes to, execute and deliver to the Company or such Guarantor such documents as the Company or such Guarantor shall reasonably request to evidence such release and termination.

(f)The Collateral (or any portion thereof) shall be released from the Liens securing the Notes granted pursuant to the Collateral Documents in the manner and at such times as shall be provided for in the Collateral Documents or the Intercreditor Agreement.

9.8.	Further Assurances.

Subject to the provisions of the Intercreditor Agreement, the Company and the Guarantors will execute and deliver such further documentation and take such further action as may be reasonably necessary or proper to carry out the provisions and purposes of this Agreement and the Collateral Documents.

10.	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (a) transactions set forth in Schedule 10.1 hereto, (b) employment arrangements entered into in the ordinary course of business with employees and officers of the Company and its Subsidiaries, (c) customary fees paid or other compensation arrangements provided to members of the board of directors (or other similar governing body) of the Company and of its Subsidiaries, (d) consulting services to Permitted Joint Ventures and any other transactions between or among the Company and its Subsidiaries and Permitted Joint Ventures in the ordinary course of business, and (e) transactions between or among any of the Company and its Subsidiaries.

10.2.	Merger, Consolidation, etc.

The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless:

(a)if the Company or such Subsidiary is not the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company or such Subsidiary as an entirety, as the case may be, such successor, survivor or Person, as applicable, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and:

(i)such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption (which assumption shall, in each case, be satisfactory in form and substance to the Required Holders) of the due and punctual performance and observance of each covenant and condition of (A) in the case of any such transaction involving the Company, this Agreement, the Notes and the applicable Finance Documents to which the Company is a party, and (B) in the case of any such transaction involving a Subsidiary that is a Guarantor, the Subsidiary Guaranty and the applicable Finance Documents to which such Guarantor is a party; and

(ii)such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders in customary form (and subject to customary exceptions and qualifications), to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms;

(b)each Guarantor (if any) shall have reaffirmed its obligations under the Subsidiary Guaranty to which it is a party;

(c)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)the successor, surviving or transferee corporation or limited liability company would be permitted to incur at least $1.00 of additional Funded Indebtedness by the provisions of Section 10.3.

Notwithstanding the foregoing, (x) any Subsidiary may merge into or transfer all or part of its properties and assets to a Guarantor or to the Company and (y) any Subsidiary that is not a Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary that is not a Guarantor.

10.3.	Indebtedness.

(a)The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Indebtedness, unless:

(i)no Default or Event of Default shall have occurred and be continuing on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness;

(ii)the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization determined as of such date (after giving effect to the incurrence of such Funded Indebtedness and the application of the proceeds thereof) does not exceed 0.65 to 1.00; and

(iii)the Consolidated Cash Interest Coverage Ratio for any Measurement Period, determined as of the last day of the Measurement Period then most recently ended, is not less than 2.00 to 1.00.

(b)Notwithstanding 10.3(a), the Company and the Guarantors will be entitled to incur any or all of the following Indebtedness:

(i)Indebtedness incurred pursuant to the Credit Agreement and the Credit Agreement Documents; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of such Indebtedness then outstanding under this clause (i) does not exceed $175,000,000 and does not include more than $50,000,000 incurred as Term Loans;

(ii)Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that any Indebtedness of any Obligor to any Subsidiary that is not a Obligor shall be subordinated to the Notes on customary terms, including, without limitation, no payments of principal or interest may be made in respect of such Indebtedness if an Event of Default has occurred and is continuing;

(iii)the Notes;

(iv)existing Indebtedness listed on Schedule 5.15 hereto and any renewals, extensions, refundings or refinancings of such Indebtedness or of Indebtedness incurred pursuant to 10.3(a) or pursuant to clause 10.3(b)(iii) or this clause (iv), provided the amount thereof is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with any such renewal, extension, refunding or refinancing) and the maturity of principal thereof is not shortened (unless to a maturity occurring after the maturity date of the Notes, as the case may be);

(v)Indebtedness under Hedging Obligations entered into after the Closing Date (provided that such Agreements are entered into to hedge actual amounts and not for speculative purposes);

(vi)guarantees of any Indebtedness of the Company or any of its Subsidiaries permitted pursuant to other provisions of Section 10.3; provided however, any guarantee by an Obligor of any Indebtedness of any Subsidiary that is not an Obligor pursuant to this clause (b)(vi) shall be subordinated to the Notes on customary terms, including, without limitation, no reimbursement payments may be made by any Obligor in respect of such guarantee until all Obligations have been paid in full in cash;

(vii)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence; and

(viii)additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for the Company and all of its Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

(c)For purposes of determining compliance with this Section 10.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify (and may later reclassify) such item of Indebtedness at the time of incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) the Company shall be entitled at the time of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in paragraphs (a) and (b) above.

10.4.	Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Guarantor, whether now owned or hereafter acquired, or upon any income or profits therefrom, or to assign any right to receive income therefrom, except the following (collectively, the “Permitted Liens”):

(a)Liens for taxes and assessments not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

(b)Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(c)Liens created by or pursuant to this Agreement or the other Finance Documents (so long as the Indebtedness secured thereby is subject to the terms of the Intercreditor Agreement (or any other intercreditor agreement containing the same substantive intercreditor terms));

(d)Liens to secure (i) Indebtedness incurred pursuant to Section 10.3(b)(i), (ii) up to $25,000,000 of Indebtedness incurred as incremental Indebtedness under the Company’s Principal Credit Facility or (iii) Designated Short-Term Borrowings; provided that, in each case, such Liens are subject to the terms of the Intercreditor Agreement (or any other intercreditor agreement containing the same substantive intercreditor terms);

(e)Liens on assets of the Company and its Subsidiaries existing on the Closing Date and listed on Schedule 10.4 hereto and extensions, renewals and replacements thereof; provided that no such Lien is extended, renewed or replaced in a manner so as to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement;

(f)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11(i);

(g)Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(h)Liens securing trade payables for natural gas purchases, but only to the extent such Liens are required from suppliers generally with the then-customary market practice;

(i)operating leases or subleases entered into in the ordinary course of business and easements or rights of way granted to others, which do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(j)easements, encroachments, covenants, rights-of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and municipal and zoning ordinances;

(k)Liens arising from Uniform Commercial Code financing statements regarding leases permitted by this Agreement;

(l)any interest or title (and any Lien affecting the interest or title) of (i) a lessor or sublessor under any lease or sublease to be mortgaged as security hereunder permitted by this Agreement, (ii) any underlying lessor of such a lease or sublease (e.g., an underlying ground or operating lease or prime lease), and (iii) a grantor or licensor of any easements and rights of way to be mortgaged as security hereunder or otherwise permitted by this Agreement;

(m)Liens on assets of the Company or any Subsidiary thereof, each of which Liens (i) existed on such assets before the time of their acquisition by the Company or such Subsidiary, were not created in contemplation thereof and secure Indebtedness permitted by Section 10.3, or (ii) existed on such assets of any Subsidiary before the time it became a Subsidiary, were not created in contemplation of the owner thereof becoming a Subsidiary and secure Indebtedness permitted by Section 10.3, or (iii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of such assets (or Capital Stock of the Person owning such assets) and secure Indebtedness permitted by Section 10.3 (including, without limitation, Capitalized Lease Obligations); provided that, with respect to Liens referred to in this clause (iii), (A) such Liens and the Indebtedness secured thereby are incurred within 90 days of the acquisition of such asset, (B) such Liens shall at all times be confined to the assets (or, with respect to any such asset, the group of assets together with which it is acquired) so acquired and improvements, alterations, replacements and modifications thereto and (C) the principal amount of the Indebtedness secured by such Liens shall in no case exceed 100% of the cost of the assets (or group of assets) subject thereto at the time of acquisition thereof or (iv) are reflected in the Lender’s title insurance policies that will be or have been issued in connection with the real property mortgaged as security hereunder; provided, further, that with respect to each Lien referred to in this paragraph (l), any extension, renewal or replacement thereof shall be permitted only to the extent that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement;

(n)any restriction or encumbrance with respect to the pledge or transfer of the Capital Stock of a Permitted Joint Venture set forth in the relevant document governing such Permitted Joint Venture;

(o)Liens or deposits in respect of cash funded to trusts pursuant to obligations under supplemental executive retirement plans or agreements in an aggregate amount not to exceed $2,000,000;

(p)rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company and its Subsidiaries;

(q)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in clauses (c) and (d) of this definition of "Permitted Liens," for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced; provided that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended, renewed or replaced (plus improvements on such assets);

(r)Liens on cash reserves securing Indebtedness in respect of letters of credit or bonds backing obligations under insurance policies or related to self-insurance obligations or related to surety bonds incurred in the ordinary course of business;

(s)Liens securing Hedging Obligations incurred in the ordinary course of business (excluding Hedging Obligations entered into for speculative purposes), which Liens are subject to the terms of the Intercreditor Agreement (or any other intercreditor agreement containing the same substantive intercreditor terms);

(t)Liens securing Indebtedness used to defease or to satisfy and discharge the Notes; and

(u)Liens securing Indebtedness of the Company or any Subsidiary not otherwise permitted by clauses (a) through (t), inclusive, of this Section 10.4, provided that the outstanding principal amount of Priority Debt does not at any time exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended Fiscal Quarter for which financial statements have been provided, and pro forma to give effect to any acquisitions and dispositions of a business group, division or business unit (or of a Person engaged therein) consummated since the end of such Fiscal Quarter).

Notwithstanding anything contained in this Section 10.4 (including, without limitation, Sections 10.4(d) and 10.4(u)), the Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any property securing Indebtedness outstanding or issued under any Principal Credit Facility, unless and until all Obligations shall be concurrently secured with such property equally and ratably with such Indebtedness pursuant to an agreement or agreements reasonably acceptable to the Required Holders (it being understood and agreed that, if the Collateral Documents and the Intercreditor Agreement (or any other intercreditor agreement containing the same substantive intercreditor terms) apply to the Indebtedness that is so secured, such agreements shall be deemed to be acceptable to the Required Holders).

10.5.	Priority Debt.

The Company will not at any time permit the outstanding amount of Priority Debt to exceed 15% of the Consolidated Total Assets (determined as of the end of the then most recently ended Fiscal Quarter for which financial statements have been provided, and pro forma to give effect to any acquisitions and dispositions of a business group, division or business unit (or of a Person engaged therein) consummated since the end of such Fiscal Quarter).

10.6.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Affiliated Entity to (a) become an OFAC Listed Person or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person.

10.7.	Asset Sales

(a)The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale of Collateral unless:

(i)the Company or such Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value of the Collateral subject to the Asset Sale, determined as of the date a written agreement is reached as to such Asset Sale in good faith by the Company (including as to the value of all non-cash consideration); provided, however, that if such Asset Sale involves consideration in excess of $10 million, the fair market value will be determined by the Company's board of directors; and

(ii)the consideration received by the Company and its Subsidiaries from such Asset Sale is added to the Collateral securing the Notes to the extent and in the manner and on such timeframes required by the terms of this Agreement and the other Finance Documents.

(b)Any Net Proceeds from any Asset Sale of Collateral may be applied by the Company, at its election, within 360 days after the receipt of such Net Proceeds:

(i)to repay Indebtedness of the Company or a Subsidiary and to correspondingly reduce commitments, if applicable, with respect thereto; provided that, (x) such Indebtedness is not contractually subordinated in right of payment to the Notes and guarantees thereof and (y) at any time that the Notes are secured, the aggregate amount of Net Proceeds applied pursuant to this clause (i) to repay unsecured Indebtedness shall not exceed $10 million in any calendar year; or

(ii)to make an investment in Additional Assets, which Additional Assets are added to the Collateral securing the Notes to the extent and in the manner and on such timeframes required by the terms of this Agreement and the other Finance Documents;

provided that, in the case of clause (ii) above, (1) a binding commitment entered into within such 360-day period shall be treated as a permitted application of the Net Proceeds so long as such Net Proceeds shall be applied to satisfy such commitment within 360 days of the date of such commitment and (2) no Event of Default exists or would exist immediately before or immediately after giving effect to such Asset Sale.

(c)Any Net Proceeds from Asset Sales that are not applied or invested (either because of the passage of time or the earlier election of the Company) as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 15 Business Days of the date when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will commence an offer (the “Excess Proceeds Offer”) to all holders of Notes in accordance with the provisions of Section 8.8. If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

(d)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Agreement (including Section 8.8), the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Agreement by virtue of such compliance.

10.8.	Line of Business

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.9.	Prepayments of Indebtedness

The Company will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or defeasance or acquisition for value of (including, without limitation, by way of depositing with the agent or lenders with respect thereto money or securities before due for the purpose of paying when due) or exchange of any subordinated Indebtedness of the Company and its Subsidiaries, other than refinancings of Indebtedness the incurrence of which is not prohibited by Section 10.3; provided, however, prepayments of Indebtedness of the Company and its Subsidiaries may be made if at the time thereof and after giving effect thereto, no Default under Section 11(a) (with respect to payments of principal) or Section 11(b) or Event of Default has occurred and is continuing or would result therefrom.

11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(f), 10.3 or 10.5; or

(d)the Company defaults in the performance of or compliance with any term contained in Sections 10.1, 10.2, 10.4, 10.6, 10.7, 10.8 or 10.9 and such default is not remedied within 5 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Required Holders (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any Obligor defaults in the performance of or compliance with any term contained in any Finance Document (other than those referred to in Sections 11(a), (b), (c) and (d)) and such default is not remedied within 30 days after after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Required Holders (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Finance Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) (i) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the greater of $15,000,000 or 2% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) in the performance of or compliance with any term of any mortgage, indenture or other agreement evidencing any Indebtedness (other than Indebtedness owed to the Company or a Subsidiary) in an aggregate outstanding principal amount of at least the greater of $15,000,000 or 2% of Consolidated Total Assets, and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons, or a trustee on their behalf, are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(h)the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any Debtor Relief Laws of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or of its Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or such Material Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Debtor Relief Law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiary, or any such petition shall be filed against the Company or any of its Material Subsidiary and such petition shall not be dismissed within 60 days; or

(j)the Company or any Material Subsidiary fails to pay a final judgment or judgments for the payment of money aggregating in excess of the greater of $15,000,000 or 2% of Consolidated Total Assets are rendered against one or more of the Company and the Guarantors (excluding (A) liabilities covered by insurance as to which the relevant insurance company has not disputed coverage and (B) liabilities incurred pursuant to any order entered by the NMPRC that are payable through an adjustment to rates charged or through periodic payments (including refunds) to customers of the Company) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan (other than a Multiemployer Plan) shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified the Company or any ERISA Affiliate that any such Plan will become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans), determined in accordance with Title IV of ERISA, shall exceed the greater of $15,000,000 or 2% of Consolidated Total Assets, (iv) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Guarantor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Guarantor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)with respect to any Collateral having a fair market value in excess of $10,000,000, individually or in the aggregate, (i) any Collateral Document or any material provision thereof, at any time after its execution and delivery and for any reason ceases to be in full force and effect (other than as expressly permitted under Section 9.7 or as a result of the indefeasible payment in full in cash of all Obligations) and such default is not remedied within 30 days of the occurrence thereof; (ii) any Obligor contests in writing the validity or enforceability of any Collateral Document or any provision thereof; or (iii) any Obligor denies that it has any or further liability or obligation under any Collateral Document, or purports to revoke, terminate or rescind any Collateral Document or any provision thereof; or

(m)(i) any Subsidiary Guaranty or any material provision thereof, at any time after its execution and delivery and for any reason ceases to be in full force and effect (other than as expressly permitted under Section 9.7 or as a result of the indefeasible payment in full in cash of all Obligations); (ii) any Obligor contests in writing the validity or enforceability of any Subsidiary Guaranty or any provision thereof; or (iii) any Obligor denies that it has any or further liability or obligation under any Subsidiary Guaranty, or purports to revoke, terminate or rescind any Subsidiary Guaranty or any provision thereof, except, in the case of clauses (i), (ii) and (iii), to the extent permitted by this Agreement and such Subsidiary Guaranty.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	Remedies on Default, Etc.
12.1.	Acceleration.

(a)If an Event of Default with respect to an Obligor described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and, (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for the payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  Without limiting the generality of the foregoing, the Company acknowledges and agrees that, if an Event of Default has occurred and is continuing, the Collateral Agent and the Required Holders may, subject to the terms of the Intercreditor Agreement, exercise any and all remedies under the Collateral Documents to the extent permitted thereby.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole

Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, by any Note or any other Finance Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	Registration; Exchange; Substitution of Notes.
13.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes; Joinder to Intercreditor Agreement.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of

Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.  Each transferee of a Note shall deliver an executed joinder to the Intercreditor Agreement to the Company and the Collateral Agent.

13.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	Payments on Notes.
14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, National Association in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this

Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	Expenses, Etc.
15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, one local counsel in each relevant jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions, and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Finance Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable fees and expenses of the Collateral Agent and its counsel required to be paid under the Collateral Documents, (b) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Finance Document, or by reason of being a holder of any Note, (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Finance Documents and (d) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (d) shall not exceed $5,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes and the other Finance Documents, and the termination of this Agreement.

16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Finance Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	Amendment and Waiver.
17.1.	Requirements.

This Agreement and the Notes and any other Finance Document may be amended, and the observance of any term hereof or of the Notes or of any other Finance Document may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20 and (c) no consent of any holder of Notes is required to amend any Collateral Document pursuant to the second sentence of Section 2.04(b) of the Intercreditor Agreement (or any equivalent provision of any other intercreditor agreement containing the same substantive intercreditor terms).

17.2.	Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with notice 10 Business Days in advance of the date a decision is required, setting forth the principal terms of any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Finance Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of the Notes or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Connection with Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Finance Document, or have directed the taking of any action provided herein, in the Notes or in any other Finance Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at 5120 Masthead, NE, Albuquerque, New Mexico 87109, Facsimile No. (505) 797-7901, Attention: Ryan Shell, Vice President, Controller & Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the other Finance Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	Miscellaneous.
22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.	Accounting Terms; Limit on Fair Value Accounting.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement or any other Finance Document shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with Section 10.3, Section 10.4 and Section 10.5, or the determination of financial terms, contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 - Fair Value Option (formerly known as FASB 159) or any similar accounting standard) shall be disregarded and such determination shall be made instead using the par value of such Indebtedness.

22.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.	Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a)The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

[Remainder of page left intentionally blank.  Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NEW MEXICO GAS COMPANY, INC.

By:	/s/ Ryan A. Shell
Name:	Ryan A. Shell
Title:	V.P., Treasurer & Controller

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INVESTORS USA INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, its Investment Manager

	By:	/s/ John A. Tanyeri
	Name:	John A. Tanyeri
	Title:	Director
EMPLOYERS REASSURANCE COMPANY
By:	MetLife Investment Advisors Company, LLC, its Investment Adviser

	By:	/s/ John A. Tanyeri
	Name:	John A. Tanyeri
	Title:	Director
NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Ruthard Murphy, II
Name:	Ruthard Murphy, II
Title:	Corporate Vice President
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, Its Investment Manager

	By:	/s/ Ruthard Murphy, II
	Name:	Ruthard Murphy, II
	Title:	Director

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By:	New York Life Investment Management LLC, Its Investment Manager

	By:	/s/ Ruthard Murphy, II
	Name:	Ruthard Murphy, II
	Title:	Director
FORETHOUGHT LIFE INSURANCE COMPANY
By:	New York Life Investment Management LLC, Its Investment Manager

	By:	/s/ Ruthard Murphy, II
	Name:	Ruthard Murphy, II
	Title:	Director
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Howard Stern
Name:	Howard Stern
Its:	Authorized Representative
THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Alan D. Onstad
Name:	Alan D. Onstad
Title:	Senior Director
AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Emeka O. Onukwugha
	Name:	Emeka O. Onukwugha
	Title:	Managing Director

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Advisor

	By:	/s/ Emeka O. Onukwugha
	Name:	Emeka O. Onukwugha
	Title:	Managing Director
KNIGHTS OF COLUMBUS

By:	/s/ Ronald J. Tracz
Name:	Ronald J. Tracz
Title:	Assistant Supreme Secretary
MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Manager
AMERICAN FIDELITY ASSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Gregory Ortquist
	Name:	Gregory Ortquist
	Title:	Vice President
AMERICAN REPUBLIC INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Gregory Ortquist
	Name:	Gregory Ortquist
	Title:	Vice President
TRUSTMARK INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Gregory Ortquist
	Name:	Gregory Ortquist
	Title:	Vice President

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President
OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President
VANTIS LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President
GREAT WESTERN INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President
INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC.
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President
CATHOLIC UNITED FINANCIAL
By:	Advantus Capital Management, Inc.

	By:	/s/ Gregory Ortquist
	Name:	Gregory Ortquist
	Title:	Vice President

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

NEW ERA LIFE INSURANCE
By:	Advantus Capital Management, Inc.

	By:	/s/ Gregory Ortquist
	Name:	Gregory Ortquist
	Title:	Vice President
SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Portfolio Manager

[Signature Page to Note Purchase Agreement – New Mexico Gas Company, Inc.]

Schedule A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	METROPOLITAN LIFE INSURANCE COMPANY
Name in which to register Note(s)	METROPOLITAN LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-1; $47,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices and communications

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention:  Director

Facsimile:  (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	METROPOLITAN LIFE INSURANCE COMPANY By:_________________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-1

[[NYCORP:3250835v26:3630D:02/07/11--06:30 p]]

Purchaser Name	METLIFE INVESTORS USA INSURANCE COMPANY
Name in which to register Note(s)	METLIFE INVESTORS USA INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-2; $8,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention:  Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	METLIFE INVESTORS USA INSURANCE COMPANY By:Metropolitan Life Insurance Company, its Investment Manager By:_________________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-2

Purchaser Name	EMPLOYERS REASSURANCE COMPANY
Name in which to register Note(s)	CUDD & CO.
Note registration number(s); principal amount(s)	R-3; $5,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices

Employers Reassurance Company

c/o MetLife Investment Advisors Company LLC

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention:  Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Employers Reassurance Company

c/o MetLife Investment Advisors Company LLC

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

And

JPMorgan Chase Bank

Attn:  Private Placements

Account:  Employers Reassurance Corp.

14201 Dallas Parkway - 13th Floor

Dallas, TX  75254

Fax:  (469) 477-1904

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	EMPLOYERS REASSURANCE COMPANY By:MetLife Investment Advisors Company, LLC, its investment adviser By: ________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-3

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Name in which to register Note(s)	NEW YORK LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-4; $18,500,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010-1603

Attention:  Securities Operations

Private Group

Fax #: (908) 840-3385

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

Address / Fax # for all other notices

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010

Attention:  Fixed Income Investors Group

Private Finance

Fax #: (212) 447-4122

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:  Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	NEW YORK LIFE INSURANCE COMPANY By:_____________________________ Name: Title:
Tax identification number	[__________]

Schedule A-4

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Name in which to register Note(s)	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Note registration number(s); principal amount(s)	R-5; $24,200,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010-1603

Attention:  Securities Operation Private Group

Fax #: 908-840-3385

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010-1603

Attention:  Fixed Income Investors Group, Private Finance

Fax #: (212) 447-4122

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:  Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By:New York Life Investment Management LLC, Its Investment Manager By:_____________________________ Name: Title:
Tax identification number	[__________]

Schedule A-5

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
Name in which to register Note(s)	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
Note registration number(s); principal amount(s)	R-6; $4,800,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010-1603

Attention:  Securities Operation Private Group

Fax #: (908) 840-3385

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue, 2nd Floor, Room 208

New York, New York 10010-1603

Attention:  Fixed Income Investor Group, Private Finance

Fax #: (212) 447-4122

With a copy sent via Email to:  FIIGLibrary@nylim.com and

TraditioanlPVtOps@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:  Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]

Schedule A-6

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
Signature Block

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:New York Life Investment Management LLC,

Its Investment Manager

By:_____________________________

Name:

Title:

Tax identification number	[__________]

Schedule A-7

Purchaser Name	FORETHOUGHT LIFE INSURANCE COMPANY
Name in Which Note is Registered	FORETHOUGHT LIFE INSURANCE COMPANY
Note Registration Number; Series; Principal Amount	R-7; $2,500,000
Payment on Account of Note Method Account Information	[PAYMENT INFORMATION OMITTED]
Accompanying Information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address/Fax for Notices Related to Payments

Forethought Life Insurance Company

Attn:  Russell L. Jackson, Director Investment Accounting

300 North Meridian, Suite 1800

Indianapolis, IN 46204

Phone:  317-223-2749

Email: russell.jackson@forethought.com

with copy to:

State Street Bank

Attn:  Deb Hartner, Account Manager

801 Pennsylvania

Kansas City, MO 64105

Phone: 816-871-9218

Email: DSHartner@statestreet.com

And a copy to:

New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention:  Private Operations

Fax #: 908-840-3385

Email: NYLIM_PVT_OPS@NYLIM.com

Address/Fax for All Other Notices

New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention:  Fixed Income Investors Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

With a copy sent via Email to:  FIIGLibrary@nylim.com

With a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:  Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re: Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]

Schedule A-8

Purchaser Name	FORETHOUGHT LIFE INSURANCE COMPANY
Signature Block	FORETHOUGHT LIFE insurance company By:New York Life Investment Management LLC, Its Investment Manager By:___________________________________ Name: Title:
Tax Identification Number	[__________]

Schedule A-9

Purchaser Name	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
Name in Which to Register Note(s)	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
Senior Note Registration Number(s); Principal Amount(s)	R-8; $25,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Email for notices related to payments	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attn: Treasury & Investment Operations Fax: 414-665-6998 Email: privates@northwesternmutual.com
Address / Email for all other notices	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attn: Securities Department Fax: 414-665-7124 Email: privateinvest@northwesternmutual.com
Instructions re Delivery of Notes and closing documents	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By:______________________ Name: Its: Authorized Representative
Tax identification number	[__________]

Schedule A-10

Purchaser Name	THRIVENT FINANCIAL FOR LUTHERANS
Name in which to register Note(s)	SWANBIRD & CO.
Note registration number(s); principal amount(s)	R-9; $6,000,000 R-10; $5,000,000 R-11; $5,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Investment Division - Private Placements

Attn:  Alan D. Onstad

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Fax:  612-844-4027

With a copy to:

Thrivent Accounts

State Street Kansas City

801 Pennsylvania

Kansas City, MO 64105

Attention:  Brian Kershner

Fax: 816-871-5509

Address / Fax # for all other notices	Thrivent Financial for Lutherans Attn: Investment Division - Private Placements 625 Fourth Avenue South Minneapolis, MN 55415 Fax: 612-844-4027
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THRIVENT FINANCIAL FOR LUTHERANS By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-11

Purchaser Name	AXA EQUITABLE LIFE INSURANCE COMPANY
Name in which to register Notes	AXA EQUITABLE LIFE INSURANCE COMPANY
Registration number(s); principal amount(s)	R-12; $10,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	AXA Equitable Life Insurance Company c/o AllianceBernstein LP 1345 Avenue of the America, 37th Floor New York, New York 10105 Attention: Cosmo Valente (Telephone #: 212-969-6384)
Address / Fax # for all other notices	AXA Equitable Life Insurance Company c/o AllianceBernstein LP 1345 Avenue of the Americas, 37th Floor New York, NY 10105 Attention: Terry McCarthy Phone: 212-969-1350
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	AXA EQUITABLE LIFE INSURANCE COMPANY By:_________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-12

Purchaser Name	AXA EQUITABLE LIFE INSURANCE COMPANY
Name in which to register Notes	AXA EQUITABLE LIFE INSURANCE COMPANY
Registration number(s); principal amount(s)	R-13; $2,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	AXA Equitable Life Insurance Company c/o AllianceBernstein LP 1345 Avenue of the America, 37th Floor New York, New York 10105 Attention: Cosmo Valente (Telephone #: 212-969-6384)
Address / Fax # for all other notices	AXA Equitable Life Insurance Company c/o AllianceBernstein LP 1345 Avenue of the Americas, 37th Floor New York, NY 10105 Attention: Terry McCarthy Phone: 212-969-1350
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	AXA EQUITABLE LIFE INSURANCE COMPANY By:_________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-13

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-14; $10,350,000
Payment on Account of Note Method Account Information	[PAYMENT INFORMATION OMITTED]
Accompanying Information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address/Fax for Notices Related to Payments

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P.O. Box 15189

Springfield, MA  01115-5189

Attn: Securities Custody and Collection Department

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803

Address/Fax for All Other Notices	Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division
Instructions re: Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By:Babson Capital Management LLC as Investment Adviser By:_____________________________ Name: Title:
Tax Identification Number	[__________]

Schedule A-14

Purchaser Name	C.M. LIFE INSURANCE COMPANY
Name in which to register Note(s)	C.M. LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-15; $1,650,000
Payment on Account of Note Method Account Information	[PAYMENT INFORMATION OMITTED]
Accompanying Information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address/Fax for Notices Related to Payments

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 200

P.O. Box 15189

Springfield, MA  01115-5189

Attn: Securities Custody and Collection Department

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803

Address/Fax for All Other Notices	C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, MA 01115-5189 Attn: Securities Investment Division
Instructions re: Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	C.M. LIFE INSURANCE COMPANY By:Babson Capital Management LLC as Investment Adviser By:_____________________________ Name: Title:
Tax Identification Number	[__________]

Schedule A-15

Purchaser Name	KNIGHTS OF COLUMBUS
Name in which to register Note(s)	KNIGHTS OF COLUMBUS
Note registration number(s); principal amount(s)	R-16; $5,000,000
Payment on Account of Note Method Account Information	[PAYMENT INFORMATION OMITTED]
Accompanying Information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address/Fax for all Notices and communications	Email: Investments@kofc.org Knights of Columbus FPA Account # 201047 Attn: Investment Department, 19th Floor One Columbus Plaza New Haven, CT 06510-3326 USA Phone 203-752-4127, Fax 203-752-4117
Instructions re: Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	KNIGHTS OF COLUMBUS By:_____________________________ Name: Title:
Tax Identification Number	[__________]

Schedule A-16

Purchaser Name	KNIGHTS OF COLUMBUS
Name in which to register Note(s)	KNIGHTS OF COLUMBUS
Note registration number(s); principal amount(s)	R-17; $5,000,000
Payment on Account of Note Method Account Information	[PAYMENT INFORMATION OMITTED]
Accompanying Information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address/Fax for all Notices and communications	Email: Investments@kofc.org Knights of Columbus Life Account # 200700 Attn: Investment Department, 19th Floor One Columbus Plaza, New Haven, CT 06510-3326 USA Phone 203-752-4127, Fax 203-752-4117
Instructions re: Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	KNIGHTS OF COLUMBUS By:_____________________________ Name: Title:
Tax Identification Number	[__________]

Schedule A-17

Purchaser Name	MODERN WOODMEN OF AMERICA
Name in Which to Register Note(s)	MODERN WOODMEN OF AMERICA
Ten-Year Note registration number(s); principal amount(s)	R-18; $7,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Modern Woodmen of America Attn: Investment Accounting Department 1701 First Avenue Rock Island, IL 61201 Fax: (309) 793-5688
Address / Fax #/ Email for all other notices	Modern Woodmen of America Attn: Investment Department 1701 First Avenue Rock Island, IL 61201 Email: investments@modern-woodmen.org Fax: (309) 793-5574
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	MODERN WOODMEN OF AMERICA By:______________________ Name: Title:
Tax identification number	[__________]

Schedule A-18

Purchaser Name	AMERICAN FIDELITY ASSURANCE COMPANY
Name in which to register Note(s)	FFB REGISTRATION
Ten-Year Note registration number(s); principal amount(s)	R-19; $950,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	American Fidelity Assurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	AMERICAN FIDELITY ASSURANCE COMPANY By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-19

Purchaser Name	AMERICAN REPUBLIC INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK N.A. AS CUSTODIAN FOR AMERICAN REPUBLIC INSURANCE COMPANY
Ten-Year Note registration number(s); principal amount(s)	R-20; $720,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	American Republic Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	AMERICAN REPUBLIC INSURANCE COMPANY By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-20

Purchaser Name	TRUSTMARK INSURANCE COMPANY
Name in which to register Note(s)	ELL & CO.
Note registration number(s); principal amount(s)	R-21; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	Trustmark Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	TRUSTMARK INSURANCE COMPANY By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-21

Purchaser Name	AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS
Name in which to register Note(s)	WELLS FARGO BANK N.A. FBO AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS
Ten-Year Note registration number(s); principal amount(s)	R-22; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	American-Amicable Life Insurance Company of Texas c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-22

Purchaser Name	OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA
Name in which to register Note(s)	WELLS FARGO BANK N.A. FBO OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA
Ten-Year Note registration number(s); principal amount(s)	R-23; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	Occidental Life Insurance Company of North Carolina c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-23

Purchaser Name	VANTIS LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Ten-Year Note registration number(s); principal amount(s)	R-24; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	Vantis Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	VANTIS LIFE INSURANCE COMPANY By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-24

Purchaser Name	GREAT WESTERN INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO FOR GREAT WESTERN INSURANCE COMPANY
Ten-Year Note registration number(s); principal amount(s)	R-25; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	Great Western Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	GREAT WESTERN INSURANCE COMPANY By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-25

Purchaser Name	INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC.
Name in which to register Note(s)	HARE & CO.
Note registration number(s); principal amount(s)	R-26; $475,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address for all notices and communications	Industrial Alliance Pacific Insurance and Financial Services, Inc. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	INDUSTRIAL ALLIANCE PACIFIC INSURANCE AND FINANCIAL SERVICES, INC. By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-26

Purchaser Name	CATHOLIC UNITED FINANCIAL
Name in which to register Note(s)	WELLS FARGO BANK N.A. FBO CATHOLIC UNITED FINANCIAL
Note registration number(s); principal amount(s)	R-27; $240,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / fax # for all notices and communications	Catholic United Financial c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	CATHOLIC UNITED FINANCIAL By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-27

Purchaser Name	NEW ERA LIFE INSURANCE
Name in which to register Note(s)	CUDD & CO
Ten-Year Note registration number(s); principal amount(s)	R-28; $240,000
Payment on account of Notes Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for all notices and communications	New Era Life Insurance c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator Fax: (651) 223-5029
Instructions re delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Sample signature block	NEW ERA LIFE INSURANCE By:Advantus Capital Management, Inc. By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-28

Purchaser Name	SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
Name in which to register Notes	SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
Note registration number; principal amount	R-29; $3,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS COMPANY

Description of

Security:4.87% Senior Notes due February 8, 2021

PPN:64716# AA5

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Southern Farm Bureau Life Insurance Company 1401 Livingston Lane Jackson, MS 39213 Attn: Investment Department
Address / Fax # for all other notices

Southern Farm Bureau Life Insurance Company

P.O. Box 78

Jackson, MS  39205

Attn:  Investment Department - David Divine

Fax:  601-981-3605

Email:  ddivine@sfbli.com

by overnight mail:

1401 Livingston Lane

Jackson, MS  39213

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY By:_________________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-29

Schedule B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Assets” means (i) any property or assets to be used by the Company in a Permitted Business or (ii) the Capital Stock of a Person that is primarily engaged in a Permitted Business.

“Administrative Agent” means Royal Bank of Canada, and its successors and assigns, as administrative agent under the Credit Agreement.

“Affiliate” means, at any time and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means the Subsidiaries of the Company and any of their or the Company’s respective Affiliates.

“Agreement” is defined in Section 17.3.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Sale” means:

(i)the sale, lease, conveyance, transfer or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 10.2 of this Agreement and not by Sections 8.8 or 10.7 of this Agreement; and

(ii)the issuance or sale of Equity Interests by any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)so long as no Default or Event of Default is continuing at the time of consummation thereof, any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(b)a transfer of assets between or among the Company and its Subsidiaries;

Schedule B-1

(c)an issuance or sale of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

(d)the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business (including natural gas);

(e)the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(f)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factor or similar arrangements;

(g)foreclosure on assets or transfers by reason of eminent domain;

(h)operating leases or subleases entered into the ordinary course of business and easements or rights of way granted to others which do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(i)surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case in the ordinary course of business;

(j)the license of intellectual property in the ordinary course of business of the Company or any of its Subsidiaries;

(k)sales, transfers or other dispositions of investments in, and Capital Stock of, any Permitted Joint Venture, including Capital Stock of a Subsidiary that will, upon consummation of such sale, constitute a Permitted Joint Venture;

(l)the sale or other disposition of cash or Cash Equivalents;

(m)the disposition of used, obsolete, worn out or surplus equipment or equipment that is no longer useful in the conduct of the business of the Company and that is disposed of in each case in the ordinary course of business; and

(n)so long as no Default or Event of Default is continuing at the time of consummation thereof, the exchange of property of the Company for similar replacement property the value of which shall not exceed $20.0 million in the aggregate.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital, limited liability company interest, general or limited partnership interest or any other similar equity interest of a Person.

Schedule B-2

“Capitalized Lease Obligations” means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash Equivalents” means:

(o)United States dollars;

(p)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(q)dollar denominated demand or time deposits, certificates of deposit and bankers' acceptances of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (y) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody's is at least P-I or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition;

(r)commercial paper with a short-term commercial paper rating of at least Al or the equivalent thereof by S&P or at least P-l or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition; and

(s)money market funds that (x) comply with criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (y) are rated at least AA+ by S&P and at least Aal by Moody's and (z) have portfolio assets of at least $5.0 billion.

“Change of Control” means the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any “Person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Exchange Act, or any successor provision), other than the Continental Group, becomes the beneficial owner, directly or indirectly, of more than 50% of the ordinary voting power for the election of directors of the Company; provided that after the initial public offering of Capital Stock of the Company or any Parent Entity, such percentage shall be 30%; provided, further, that such consummation after the initial public offering will not constitute a Change of Control if the Continental Group beneficially owns, directly or indirectly, in the aggregate a greater percentage of the ordinary voting power for the election of directors of the Company than such other Person or group.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all assets and properties of the Company or any of its Subsidiaries now or hereafter subject to Liens created pursuant to any Collateral Document to secure the Obligations.

Schedule B-3

“Collateral Agent” means Royal Bank of Canada, and its successors and assigns, as collateral agent under the Intercreditor Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, the Mortgage and each other security agreement, pledge agreement or other similar agreements delivered to the Collateral Agent from time to time pursuant to Section 9.8 of this Agreement, and each of the other agreements, instruments or documents that from time to time creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by any Person designed to protect such Person against fluctuations in the price of commodities actually used in the ordinary course of business of such Person.

“Company” has the meaning specified in the introductory paragraph hereto.

“Confidential Information” is defined in Section 20.

“Consolidated Cash Interest Coverage Ratio” means, for any date of determination, the ratio of:

(a)Consolidated EBITDA for the then most recently completed Measurement Period to

(b)Consolidated Cash Interest Expense for such Measurement Period;

provided that, for purposes of calculating the foregoing ratio, Consolidated Cash Interest Expense for the relevant Measurement Period shall be determined on a pro forma basis to give effect to the incurrence of any Indebtedness at any time during the period commencing on the first day of such Measurement Period and ending on and including such date of determination (including, without limitation, the incurrence of the Indebtedness giving rise to the need to calculate the Consolidated Cash Interest Coverage Ratio pursuant to Section 10.3), in each case as if such incurrence and the application of the proceeds therefrom (to the extent used to refinance or retire other Indebtedness) had occurred on the first day of such Measurement Period.  Further, for purposes of calculating the Consolidated Cash Interest Coverage Ratio, consolidated interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis at an assumed rate equal to the average of the floating rate of interest for such Indebtedness for the one year period immediately prior to the date of computation, as if such assumed rate had been the applicable rate for the entire period.

“Consolidated Cash Interest Expense” means, for any period, total interest expense (but excluding, however, interest expense not payable in cash) determined on a consolidated basis in accordance with GAAP, net of interest income with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for that period, plus (a) without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Notes), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill), (v) any extraordinary non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such

Schedule B-4

period, losses on sales of assets outside of the ordinary course of business) or non-cash charges pursuant to Financial Accounting Standards Board Accounting Standards Codification 715-30-25 (formerly known as FASB 158), (vi) any payment of fees and expenses owing to the Continental Group permitted pursuant to Section 10.1, (vii) non-cash write-offs (including write-offs of goodwill, but excluding provisions for restructuring charges), (viii) any contingent or deferred payments (including earn-out obligations, non-compete payments and consulting payments) made to any seller in, and reasonable and customary fees and expenses paid in connection with, acquisitions not prohibited by this Agreement, (ix) non-cash compensation expense, including non-cash option expense, and (x) any severance payments and related expense, and minus (b) to the extent included in the statement of Consolidated Net Income for such period, the sum of (i) interest income, and (ii) any extraordinary non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business).

Notwithstanding the foregoing, for purposes of calculating the Consolidated Cash Interest Coverage Ratio, as of the last day of any fiscal quarter in any Measurement Period occurring during the twelve consecutive months following an acquisition or disposition of a business group, division or business unit (or of a Person engaged therein) not prohibited by this Agreement, Consolidated EBITDA shall be calculated for the relevant Measurement Period as if (x) such acquisition or disposition had been consummated and (y) the cost savings and other pro forma effects expected, in the good faith judgment of the management of the Company at such time, had been achieved, in each case, on the first day of such Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, the consolidated Funded Indebtedness of the Company and its Subsidiaries outstanding on such date, other than any Indebtedness in respect of Revolving Extensions of Credit; provided that, for the avoidance of doubt, all other Indebtedness described in Section 10.3(b) (other than Indebtedness constituting Revolving Extensions of Credit) that is outstanding on such date of determination shall be included in calculating Consolidated Funded Indebtedness as of such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for that period on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than the Company or Subsidiaries of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, provided that the amount of dividends or other distributions actually received by the Company or any of its Subsidiaries from such Person during such period shall be included in Consolidated Net Income, and (b) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Net Worth” means, as of any date of determination, the sum of all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Subsidiaries under stockholders’ equity at such date, plus minority interests as determined in accordance with GAAP; provided, however, that any effects resulting from Financial Accounting Standards Board Accounting Standards Codification 715-30-25 (formerly known as FASB 158) shall be excluded for purposes of the calculation of Consolidated Net Worth.

“Consolidated Subsidiaries” means Subsidiaries and Permitted Joint Ventures of the Company that are required to be consolidated with the Company in accordance with GAAP.

Schedule B-5

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the balance sheet of the Company and its Subsidiaries for the then most recently completed Fiscal Quarter.

“Consolidated Total Capitalization” means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness as of such date and (b) Consolidated Net Worth as of such date.

“Continental Group” means Lindsay Goldberg & Bessemer L.P. and (a) any Affiliates of Lindsay Goldberg & Bessemer L.P. (collectively, the “LG Affiliates”), (b) any officer or employee of Lindsay Goldberg & Bessemer L.P. or any LG Affiliate (collectively, the “LG Associates”), (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any LG Associate, and (d) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Lindsay Goldberg & Bessemer L.P., LG Affiliates, LG Associates, their spouses, their lineal descendants and any other members of their families.

“Contingent Obligations” means, with respect to any Person (the “guaranteeing person”), any obligation of (1) the guaranteeing person or (2) another Person (including, without limitation, any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly , including without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Credit Agreement” means the Credit Agreement, dated as of November 19, 2008, among the Company, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders thereunder, as amended, restated, supplemented or otherwise modified from time to time, and renewals, extensions and replacements thereof.

“Credit Agreement Documents” means the “Credit Documents” as defined in the Credit Agreement.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

Schedule B-6

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association in New York, New York as its “base” or “prime” rate.

“Designated Short-Term Borrowings” means Indebtedness under the Credit Agreement that the Company, in accordance with GAAP, classifies as short-term debt on its balance sheet.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Equity Interest” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” is defined in Section 11.

“Excess Proceeds Offer” is defined in Section 10.7(c).

“Excess Proceeds Prepayment Date” is defined in Section 8.8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Schedule B-7

“Finance Documents” means this Agreement, the Notes, each Subsidiary Guaranty and the Collateral Documents.

“Fiscal Quarter” means the fiscal quarter of the Company ending on each March 31, June 30, September 30, and December 31.

“Fiscal Year” means the fiscal year of the Company ending on each December 31.

“Foreign Subsidiary” means each Subsidiary of the Company incorporated or organized, and doing business, in a jurisdiction other than the United States or any state or territory thereof.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“Funded Indebtedness” means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligation in respect thereof to a date one year or more (including, without limitation, an option of such obligation under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof (but in no case including any Designated Short-Term Borrowings).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession in the United States, that are applicable to the circumstances as of the date of this Agreement, consistently applied; provided that determinations in accordance with GAAP for purposes of (and all computations determining compliance with) Sections 7.1(a) and 7.1(b), including definitions used therein, shall utilize accounting principles and policies as in effect from time to time.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of, or pertaining to, any such government.

“Guarantee and Collateral Agreement” is defined in Section 1.2.

“Guarantor” is defined in Section 9.7(a).

Schedule B-8

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas, infectious or medical wastes or similar restricted, prohibited or penalized substances.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“Holdco” means Continental Energy Systems LLC, a Delaware limited liability company.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, with respect to any Person, without duplication:

(a) all indebtedness of such Person for borrowed money,

(b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business, (ii) obligations under deferred compensation plans, (iii) earn-out obligations and any other contingent obligations with respect to any deferred payment arising in connection with acquisitions not prohibited by this Agreement and (iv) forward gas purchase, pipeline capacity and storage obligations),

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

(e) all Capitalized Lease Obligations of such Person,

(f) all obligations, contingent or otherwise, of such Person as an account party to reimburse any bank or other Person under acceptance, letter of credit or similar facilities, except to the extent such letters of credit are trade letters of credit and are not drawn upon, or to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit,

(g) for purposes of Sections 10.3 and 11(g) and the definition of “Priority Debt” only, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(h) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, other than such repurchases from former directors, officers or employees made pursuant to the Shareholders’ Agreement or stock option agreements,

Schedule B-9

(i) all Contingent Obligations of such Person in respect of Indebtedness of a primary obligor, and

(j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“INHAM Exemption” is defined in 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note from the Company, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form that are, in each case, Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of February 8, 2011, by and among the Collateral Agent, the Administrative Agent and the holders of Notes, as amended, restated or otherwise modified from time to time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means to lend money or credit or make advances (other than advances to creditors in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) to any Person, or to purchase or acquire any stock, debt obligations or securities of, or any other interest in, or to make any capital contribution to, any Person.  If the Company or any Subsidiary issues, sells or otherwise disposes of Equity Interests of a Person that is a Subsidiary, and after giving effect thereto, such Person is a Permitted Joint Venture, any Investment by the Company or such Subsidiary remaining after giving effect thereto will be deemed to be a new Investment at such time.  The amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and determinations of arbitrators or courts or other Governmental Authorities, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” and “Lenders” have the meaning specified in the Credit Agreement.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

Schedule B-10

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any Finance Document to which it is a party, or the rights and remedies of the Collateral Agent or any holder under any Finance Document or (c) the validity or enforceability of this Agreement or the other Finance Documents or the rights or remedies of the Collateral Agent or the holders hereunder or thereunder.

“Material Subsidiary” means, as of any date of determination, each Subsidiary of the Company that holds 5% or more of the Consolidated Total Assets of the Company and its Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter then most recently ended.  Notwithstanding the foregoing, if as of the end of any quarterly or annual fiscal period of the Company, the Company and the Material Subsidiaries of the Company together hold less than 90% of the Consolidated Total Assets of the Company and its Subsidiaries in accordance with GAAP, the Company shall designate additional Subsidiaries as Material Subsidiaries such that, after giving effect to all such designations, the Company and the Material Subsidiaries thereof together hold at least 90% of the Consolidated Total Assets of the Company and its Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter then most recently ended.

“Measurement Period” means, at any date of determination, the most recently completed period of four consecutive Fiscal Quarters of the Company.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” is defined in Section 1.2.

“Mortgaged Property” means the “Mortgaged Property” under and as defined in the Mortgage.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Natural Gas Acts” means the Natural Gas Act of 1938, as amended, and the Natural Gas Policy Act, and all regulations promulgated thereunder.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of: (1) the direct costs and expenses relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any

Schedule B-11

tax sharing arrangements; (2) any reserve or escrow for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (3) (a) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and (b) amounts required to be paid to any Person (other than the Company or a Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale.

“New Mexico Laws” is defined in Section 5.17.

“NMPRC” means New Mexico Public Regulation Commission.

“Notes” is defined in Section 1.1.

“Obligations” means all principal of, and interest, Make-Whole Amount on, the Notes, and all fees, costs and expenses arising under any Finance Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, Make-Whole Amount and fees that accrue after the commencement by or against any Obligor of any proceedings under any Debtor Relief Laws naming such Obligor as the debtor in such proceedings, regardless of whether such interest, Make-Whole Amount and fees are allowed claims in such proceeding.

“Obligors” means, collectively, the Company and the Guarantors.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent Entity” means any of Holdco (so long as the Company is a direct or indirect Subsidiary thereof), NMG Intermediate, Inc. (so long as it directly owns all of the ordinary voting Capital Stock of the Company), any other Person that directly owns all of the ordinary voting Capital Stock of the Company or any other Person of which the Company is a direct or indirect Subsidiary.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Business” means the business of operating one or more regulated utilities and other businesses that are ancillary, reasonably related thereto, or which are a reasonable extension thereof as determined in good faith by the board of directors of the Company, including the businesses conducted by the Company and its Subsidiaries on the date hereof.

Schedule B-12

“Permitted Joint Venture” means any joint venture engaged primarily in a business of the Company or its Subsidiaries or any business related, ancillary or complementary thereto in which the Company or any of its Subsidiaries hold Equity Interests that represent greater than 50% but less than 80% of the ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture, provided that the term Permitted Joint Venture shall not include any joint venture in respect of which the Company has delivered a written notice to the holders of the Notes stating that such joint venture shall not be a Permitted Joint Venture for purposes of this Agreement. If at any time the Company or any Subsidiary proposes to make an Investment in a Permitted Joint Venture and the aggregate amount of the proposed Investment, when taken together with all other Investments made by the Company and its Subsidiaries since the Closing Date (net of any return of such Investments) in Persons that constitute Permitted Joint Ventures on the date of the proposed Investment, would exceed $80,000,000, the Company shall, prior to making such proposed Investment, deliver a notice pursuant to the proviso in the preceding sentence with respect to one or more Permitted Joint Ventures so that the aggregate amount of such Investments would not exceed such $80,000,000.  To the extent the Company fails to deliver such notice with respect to a Permitted Joint Venture, the notice shall be deemed to be delivered (upon the making of such proposed Investment) with respect to the Permitted Joint Venture in which the proposed Investment is being made.

“Permitted Liens” is defined in Section 10.4.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee pension benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means the Credit Agreement and each such other credit facility of the Company and its Subsidiaries as may from time to time replace the Credit Agreement; provided, however, that if the Credit Agreement or any replacement facility is replaced at any time by multiple credit facilities, then the “Principal Credit Facility” for purposes of this definition shall be each such replacement credit facility.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Company or any Guarantor secured by Liens not otherwise permitted by Sections 10.4(a) through 10.4(t), inclusive, and (b) Indebtedness of Subsidiaries that are not Guarantors (other than Indebtedness owing to the Company, a Guarantor or a Wholly-Owned Subsidiary).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

Schedule B-13

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Excess Proceeds Offer, an amount equal to the product of:

(a)the Excess Proceeds that are the subject of such Excess Proceeds Offer, multiplied by

(b)a fraction, the numerator of which is the outstanding principal amount of such Note and the denominator of which is the sum of (i) the outstanding principal amount of the Notes plus (ii) the outstanding principal amount of all other Indebtedness ranking pari passu with the Notes in respect of which, pursuant to the documents governing such Indebtedness, the Company is required to make a prepayment or an offer to make a prepayment in respect of the Excess Proceeds.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any Subsidiary (as applicable) with responsibility for the administration of the relevant portion of this Agreement.

“Revolving Extensions of Credit” means, on any date of determination, an amount equal to the sum of (without duplication): (a) the aggregate principal amount of all revolving loans outstanding under the Credit Agreement on such date, plus (b) the aggregate face amount of all issued and undrawn letters of credit issued under the Credit Agreement, plus (c) the aggregate principal amount of all unpaid drawings under letters of credit issued pursuant to the Credit Agreement, plus (d) the aggregate principal amount of all swingline loans outstanding under the Credit Agreement on such date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Parties” means, collectively, the holders, the Administrative Agent, the Lenders, the Collateral Agent and the other Persons the obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means the Indebtedness of the Company under the Finance Documents, the Credit Agreement Documents and any other senior Indebtedness subject to the Intercreditor Agreement.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

Schedule B-14

“Shareholders’ Agreement” means any agreement (other than those that are no longer effective) entered into by members or shareholder relating to any Parent Entity or any of its Subsidiaries with respect to their Capital Stock.

“Source” is defined in Section 6.2

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.  Unless otherwise expressly provided, no Permitted Joint Venture shall be a “Subsidiary” of the Company for any purpose under this Agreement.

“Subsidiary Guaranty” means the guarantee by each Guarantor of the Obligations pursuant to the Guarantee and Collateral Agreement or any separate guarantee agreement executed pursuant to Section 9.7(a)(i) hereof, as any such guarantee may be amended, restated, supplemented or otherwise modified from time to time.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Term Loan” has the meaning set forth in the Credit Agreement, as such agreement is in effect on the date hereof, and also includes any extension of credit for a fixed term (whether or not subject to amortization payments during such term) if the borrower in respect thereof does not have the right to reborrow any amount thereof for a fixed term after the repayment thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-15

Schedule 5.3

Disclosure Materials

New Mexico Gas Company, Inc., 2010 Third Quarter Report;

New Mexico Gas Company, Inc., 2010 Second Quarter Report;

New Mexico Gas Company, Inc., 2010 First Quarter Report; and

New Mexico Gas Company, Inc., 2009 Annual Report.

Schedule 5.3-1

Schedule 5.5

Financial Statements

New Mexico Gas Company, Inc., Unaudited Financial Statements, for the three-month and nine-month periods ended September 30, 2010, and 2009;

New Mexico Gas Company, Inc., Unaudited Financial Statements, for the three-month and six-month periods ended June 30, 2010, and 2009;

New Mexico Gas Company, Inc., Unaudited Financial Statements, for the three-month periods ended March 31, 2010, and 2009; and

New Mexico Gas Company, Inc., Audited Financial Statements for the year ended December 31, 2009, and the period from January 8, 2008 (inception) through December 31, 2008.

Schedule 5.5-1

Schedule 5.8

Litigation

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

1.Begay et al v. PNM et al.

In February 2009, eight Navajo Nation members with ownership interests in what are known as “allotments” in New Mexico and a non-profit organization purporting to represent the plaintiffs and other allottees filed a putative class action lawsuit in federal court in New Mexico alleging that the United States, acting, in part, through the Bureau of Indian Affairs (“BIA”), breached its trust duties to the allottees in granting right of ways (“ROWs”) to eight private defendants, including the Public Service Company of New Mexico and the Company, across various allotments.  The complaint seeks money damages against the private defendants, including the Company.  The plaintiffs also claim that the private defendants are trespassing on the allotments and that plaintiffs are entitled to an order requiring the private defendants to remove their facilities from the allotments.

In April 2010, the U.S. District Court in New Mexico issued a decision in which it dismissed all claims against all defendants in this lawsuit.  In April 2010, Plaintiffs filed a Motion to Clarify the Court’s order with respect to their right to file administrative appeals with the United States Department of Interior.  This motion is pending.  In addition, in May 2010, Plaintiffs’ filed Notices of Appeal with the Department of Interior, attempting to invoke their administrative remedies.  These notices were dismissed as defective.  Plaintiffs’ re-filed their notices in September 2010.  These appeals to the Department of Interior are currently pending.

2.Leflore v. NMGC et al

In October 2010, the Company, Waste Management of New Mexico, and other alleged users of methyl mercaptan, a chemical used to odorize natural gas, were served with a personal injury lawsuit.  The lawsuit claimed that Plaintiff was injured when a five-gallon steel drum of methyl mercaptan exploded while Plaintiff was working in a landfill near Carlsbad, New Mexico.  The Company’s insurance deductible for this type of claim is $1 million.

3.Other Matters:

In December 2009, an explosion and fire occurred at a Company customer’s residence in Taos, New Mexico.  There was extensive damage to the home and the owner of the residence suffered burns.  No claims have yet been made against the Company.  The Company’s insurance deductible for this type of claim is $1 million.

In July 2010, an explosion and fire occurred at a Company customer’s residence in Carlsbad, New Mexico.  There was damage to the home and the occupant of the residence suffered burns and died a few days after the incident.  In October 2010, the Company received a notice of representation letter from attorneys for the estate of the deceased.  No specific demand was made and no lawsuit has been filed against the Company related to this incident.  The Company’s insurance deductible for this type of claim is $1 million.

For additional discussion of current litigation, see the accompanying confidential private placement memorandum, in particular Section 4.12 (Legal Matters).

Schedule 5.8-1

Schedule 5.11

Licenses, Permits, Etc.

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

Rights of Way

Many of the Company’s transmission pipelines and distribution facilities are located on lands that require the grant of rights of way, leases or franchises (“ROWs”) from governmental entities, Native American tribes and Pueblos, or private landowners.

Transmission pipelines and distribution facilities, including 215 miles of transmission pipelines and a number of distribution mains, cross the lands of various Native American Tribes and Pueblos. The majority of these ROWs are located near Albuquerque and Santa Fe and in the Espanola valley. Many of these ROWs are now due for renewal. Several ROWs have expired or will expire within the next few years.

The Company is in the process of negotiating renewals of these ROWs, including, in some instances, leases instead of ROWs. Such leases or ROWs on Native American and Pueblo lands generally cover periods of 20 to 25 years, with the costs of the leases or ROWs paid in advance. The amounts paid for leases or ROWs are amortized over the periods covered by these property interests.

The Company’s Statement of Financial Position at September 30, 2010, reflected $22.4 million of unamortized ROWs and leases.  During the first nine months of 2010, the Company spent $17.3 million for leases or to renew ROWs on Native American or Pueblo lands. Based on ROW expiration dates and current negotiation timelines, the Company expects to incur another $10 million to $15 million between September 30, 2010, and December 31, 2011, for leases or to renew ROWs on Native American or Pueblo lands. The Company estimates that it will expend $2 million to $2.5 million of these amounts during the last three months of 2010, and $8 million to $12 million in 2011. After 2011, the Company expects annual expenditures for Native American or Pueblo land leases and ROW renewals to be significantly below 2010 and 2011 levels (in the range of $0.5 million to $4.0 million annually).  Historically, ROW costs have been timely and fully recovered in base rates charged to customers. The Company will seek to recover lease and ROW costs in future base rates charged to customers.

For additional discussion of issues related to ownership or possession of licenses, permits, etc., see the accompanying confidential private placement memorandum, in particular Section 4.10 (Rights of Way).

Schedule 5.11-1

Schedule 5.12

Postretirement Benefit Obligations

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

Determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60 (without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code), the Company has accumulated postretirement benefit obligations of approximately $31,128,000 as of December 31, 2010.

Schedule 5.12-1

Schedule 5.15

Existing Indebtedness; Future Liens

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

A.	Indebtedness of the Company as of February 4, 2011

The Company is the obligor of all of the Indebtedness listed below.  Outstanding balances are as of February 4, 2011.  See footnotes for obligees and collateral.

Credit Agreement
Bank Term Loan (1)	$250,000,000
Bank Revolver (1)(2)	$55,000,000
Total Indebtedness	$305,000,000

________________

(1)Obligees - (i) the Administrative Agent, (ii) any Lender or (iii) in the case of the Specified Cash Management Agreement, any Specified Interest Rate Agreement or any Specified Commodity Agreement, any affiliate of any Lender (as such capitalized terms are defined in the Credit Agreement)

Collateral - substantially all of the tangible and intangible assets of the Company

(2)Represents the amount of borrowings outstanding as of February 4, 2011 under the Company’s Bank Revolver, which has a total capacity of $125,000,000.  The Company also had $918,000 of outstanding letters of credit as of February 4, 2011, leaving $69,082,000 in additional borrowing availability under the Bank Revolver.

In addition to the Indebtedness listed above, the remaining balance of the Indebtedness of the Company consists of capital leases and other miscellaneous obligations, none of which individually exceeds $5,000,000.

B.	Agreements of the Company to create future Liens
1.	Credit Agreement
2.	Guarantee and Collateral Agreement, dated as of January 30, 2009, as amended and restated as of February 8, 2011, between Royal Bank of Canada, as collateral agent, and the Company
3.

Amended and Restated Line of Credit Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of February 8, 2011, between Royal Bank of Canada, as collateral agent, and the Company

C.	Agreements of the Company restricting the incurrence of Indebtedness
1.	Credit Agreement

Schedule 5.15-1

2.	Amended Stipulation filed December 17, 2008 in NMPRC Utility Case 08-00078 and attached as Appendix 6.4 to the accompanying confidential private placement memorandum
3	Note Purchase Agreement dated as of February 8, 2011, among the Company and the several Purchasers listed in Schedule A thereto

Schedule 5.15-2

Schedule 10.1

Affiliate Transactions

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

Administrative Services Agreement, dated as of May 18, 2009, between Continental Energy Systems LLC and the Company

Schedule 10.1-1

Schedule 10.4

Existing Liens

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached agreement

Amount
Liens on property or assets of the Company related to the Credit Agreement	Substantially all of the tangible and intangible assets of the Company; the Collateral

Schedule 10.1-1

Exhibit 1.1

[Form of Senior Secured Note]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY  THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

NEW MEXICO GAS COMPANY, INC.

4.87% Senior Secured Note Due February 8, 2021

No. R-[_____][Date]

$[_______]PPN:  64716# AA5

For Value Received, the undersigned, NEW MEXICO GAS COMPANY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on February 8, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.87% per annum from the date hereof, payable semiannually, on the 8th day of February and August in each year, commencing with the August 8 or February 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.87% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association in New

Exhibit 1.1-1

York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of February 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is secured pursuant to certain Collateral Documents referred to in the Note Purchase Agreement and is entitled to the benefits of certain Subsidiary Guaranties from time to time delivered pursuant to the Note Purchase Agreement and to an Intercreditor Agreement entered into pursuant thereto.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Signature Page Follows]

Exhibit 1.1-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

NEW MEXICO GAS COMPANY, INC.

By
Name:
Title:

Exhibit 1.1-1

Exhibit 1.2(a)

Form of Guarantee and Collateral Agreement

[OMITTED]

Exhibit 1.2(a)-1

Exhibit 1.2(b)

Form of Mortgage

[OMITTED]

Exhibit 1.2(b)-1

Exhibit 4.4(a)

Form of Opinion of Special New York Counsel for the Company

[OMITTED]

Exhibit 4.4(a)-1

Exhibit 4.4(b)

Form of Opinion of Special Counsel for the Purchasers

[OMITTED]

Exhibit 4.4(b)-1

Exhibit 4.4(c)

Form of Opinion of Special New Mexico Counsel for the Company

[OMITTED]

Exhibit 4.4(c)-1

Exhibit 4.4(d)

Form of Opinion of Special Delaware Counsel for the Company

[OMITTED]

Exhibit 4.4(d)-1

Exhibit 4.4(e)

Form of Opinion of Special Regulatory Counsel for the Company

[OMITTED]

Exhibit 4.4(d)-2

Exhibit 4.6

Form of Intercreditor Agreement

[OMITTED]

Exhibit 4.6

Exhibit 4.7

Form of Mortgagee Title Insurance Policy

[OMITTED]

Exhibit 4.7